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                                                                     Exhibit   5
                                                                     -----------

                          CALFEE, HALTER & GRISWOLD

Columbus Office:               Attorneys at Law        Cleveland
Suite 1500                        Suite 1800           Telecopier (216) 241-0816
88 East Broad Street          800 Superior Avenue
Columbus, Ohio 43215-3506        (216) 622-8200
(614) 621-1500
Telecopier (614) 621-0010



                                 March 6, 1995





Invacare Corporation
899 Cleveland Street
P.O. Box 4028
Elyria, Ohio  44036

                 In connection with the filing by Invacare Corporation, an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 with respect to 578,650 Common Shares, without par value, of the Company (the "Shares"), to be sold by the selling shareholders named in the Registration Statement (the "Selling Shareholders"), we have examined the following: (i) the Amended Articles of Incorporation and Code of Regulations of the Company, as the same are currently in effect; (ii) the form of Registration Statement on Form S-3 (including Exhibits thereto) to be filed with the Securities and Exchange Commission; and (iii) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed.

                 Based upon the foregoing, we are of the opinion that:

                 (i) The Company is incorporated and validly existing under the laws of the State of Ohio.

                 (ii) The Shares to be sold by the Selling Shareholders in the manner contemplated by the Registration Statement have been duly authorized and legally issued, and are fully paid and nonassessable.

                 We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

                 This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Shares, and this letter and the opinions stated herein may not be relied upon for any other purpose or by any person other than the Directors and officers of the Company.

                 We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption "Validity of Shares."

                                         Respectfully submitted,

                                         /s/  CALFEE, HALTER & GRISWOLD
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                                              CALFEE, HALTER & GRISWOLD

373/12873ABD.400